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                                                               EXHIBIT 3-C

                                                         Amended Effective
                                                        September 26, 1995

                                     BY-LAWS
                                       OF
                               DUKE POWER COMPANY


                                    ARTICLE I

                                     OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of the Company shall be located at 422 South Church Street, Charlotte, North Carolina 28242.

SECTION 2. OTHER OFFICES. The Company may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the Company may require from time to time.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of shareholders shall be held at such place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held on any day in each year as determined by the Board of Directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

SECTION 4. NOTICE OF MEETINGS. Written notice stating the time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of any shareholders' meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, to each shareholder of record entitled to vote at such meeting. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

SECTION 5. QUORUM. A majority of the shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

          SECTION 6. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except in the election of directors, the vote of a majority of shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation.


                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be managed by its Board of Directors.

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          SECTION  2.  NUMBER  AND  QUALIFICATIONS.   The  number  of  directors
constituting the Board of Directors shall be not less than twelve nor more than twenty-four, as may be fixed from time to time by the Board of Directors. A director must be a shareholder of the Company.

          SECTION 3. ELECTION OF DIRECTORS; CLASSES. The directors, other than those who may be elected by the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. Such classes shall originally consist of one class (Class I) of seven directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders held in 1992; a second class (Class II) of six directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders to be held in 1993; and a third class (Class III) of six directors who shall be elected at the annual meeting of shareholders held in 1991 for a term expiring at the annual meeting of shareholders to be held in 1994; with each class to hold office until its successor is elected and qualified. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to the Articles of Incorporation and Section 2 of Article III of these By-Laws, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          SECTION 4. REMOVAL. Subject to the rights of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may be removed from office only with cause. "Cause" for removal of a director under this Section means fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the Company, and must be established after written notice of specific charges and an opportunity to meet and refute such charges.



          SECTION 5. NEWLY CREATED DIRECTORSHIPS; VACANCIES. Except as may be otherwise provided for or fixed by or pursuant to any provisions of the Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the full term of the class for which such director is elected and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

          SECTION 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held as soon as practicable following the annual meeting of shareholders. In addition, the Board of Directors may prescribe the time and place, either within or without the State of North Carolina, for the holding of other regular meetings of the Board of Directors.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any three directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

          SECTION 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

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          SECTION 4.  WAIVER OF NOTICE.  Any  director  may waive  notice of any meeting before or after the meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          SECTION 5. QUORUM. A majority of the number of directors fixed pursuant to these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

          SECTION 6. MANNER OF ACTING. Except as otherwise provided in these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 7. INFORMAL ACTION BY DIRECTORS. Action taken by a required majority of the directors without a meeting is nevertheless action of the Board of Directors if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board of Directors, whether done before or after the action so taken. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device, which allows all directors participating in the meeting to simultaneously hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.


                                    ARTICLE V

                             COMMITTEES OF THE BOARD

SECTION 1. MANAGEMENT COMMITTEE. The Board of Directors shall annually elect from its members a Management Committee consisting of four or more persons who are officers of the Company and which shall include the Chairman of the Board who shall act as Chairman.

          The Management Committee may exercise all of the authority of the Board of Directors, except that the Management Committee shall not have authority to act on the (1) dissolution, merger or consolidation of the Company, or disposition of substantially all of its property, (2) designation of any committee or filling vacancies in the Board of Directors or in any such committee, (3) adoption, amendment or repeal of these By-Laws, (4) authorization of distributions, (5) adoption of amendments to the Articles of Incorporation without shareholder action, (6) authorization or approval of the reacquisition of shares, except according to a formula or method that is prescribed by the Board of Directors, (7) authorization or approval of the issuance or sale or contract for sale of shares, or determination of the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits that are specifically prescribed by the Board of Directors, (8) approval or proposal to the shareholders of an action that is required by the North Carolina Business Corporation Act to be approved by shareholders, or (9) amendment or repeal of any resolution of the Board of Directors which by its terms is not so amendable or repealable. Any resolutions adopted or other action taken by the Management Committee within the scope of its authority shall be deemed for all purposes to be adopted or taken by the Board of Directors.

          The Management Committee shall fix its own rules of procedure and shall meet as provided by such rules or at the call of the Chairman or any two members thereof. The Management Committee shall elect a Secretary who need not be a member thereof and minutes of its proceedings shall be kept in minute books provided for that purpose.

          SECTION 2. NOMINATING COMMITTEE. The Board of Directors shall annually elect from its members a Nominating Committee consisting of the Chairman of the Board (who shall not vote on matters affecting the Chairman of the Board) and not less than two other members who are not officers of the Company, one of whom shall be designated as Chairman.

          The Nominating Committee, subject to any limitations prescribed by the Board of Directors, shall select and present to the Board of Directors the name(s) of a person or persons to be considered for nomination or appointment to membership on the Board of Directors.

          The Nominating Committee shall select and present to the Board of Directors the name(s) of a person or persons to be considered as successor to the Chief Executive Officer or the President and in the discretion of the Nominating Committee, the successors of the immediate associates of such officers.

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          The  Nominating  Committee  shall  conduct  periodic  review  of  both management and non-management director performance and should a director's performance be judged unsatisfactory over a reasonable period of time, work with the Chairman of the Board and Chief Executive Officer to remedy the situation.

          The Nominating Committee will meet at the direction of the Board of Directors or at the call of its Chairman or any two members thereof. The Chairman shall designate a person who need not be a member thereof to act as Secretary.
Minutes of its proceedings shall be kept in minute books provided for that purpose.

          SECTION 3. FINANCE COMMITTEE. The Board of Directors shall annually elect from its members a Finance Committee consisting of two or more persons.

          The Finance Committee, subject to any limitations prescribed by the Board of Directors, shall have supervision of all the financial and fiscal affairs of the Company and shall make recommendations to the Board of Directors with reference to dividend, financing and fiscal policies of the Company, and such other financial matters as may be assigned from time to time by the Board of Directors.

          The Finance Committee shall elect a Chairman from among its members and such person as the Chairman shall designate shall act as Secretary. Minutes of its proceedings shall be kept in minute books provided for that purpose. The Finance Committee shall hold such meetings as shall be necessary from time to time to carry out its assigned duties. Meetings may be called by the Chairman or by any member thereof and shall be held at such time and place as specified in the call for such meeting.

          SECTION 4. AUDIT COMMITTEE. The Board of Directors shall annually elect from such of its members who are not officers of the Company an Audit Committee consisting of two or more persons.

          The Audit Committee shall select and recommend to the Board of Directors for its approval outside auditors to conduct interim and annual audits of the Company's books and report thereon to the Audit Committee. Subject to any limitations prescribed by the Board of Directors, the Audit Committee shall:

         1) Confer with the auditors, determine the scope of the auditing of the books and accounts of the Company, and receive and review the reports submitted by the auditors;

         2) Meet with the appropriate officers of the Company to review and examine procedures and methods employed in connection with the Company's internal audit program and management policies relating thereto; and

         3) Report its findings to the Board of Directors from time to time with such recommendations as it may deem appropriate.

          The Audit Committee shall elect a Chairman from among its members and a Secretary who need not be a member thereof. Minutes of its proceedings shall be kept in minute books provided for that purpose. The Audit Committee shall meet at such time or times as it may consider necessary to perform its assigned duties. Meetings of the Audit Committee may be called by the Chairman or by any two members thereof and shall be held at such time and place as specified in the call for such meeting.

          SECTION 5. COMPENSATION COMMITTEE. The Board of Directors shall annually elect from such of its members who are not officers of the Company a Compensation Committee consisting of two or more persons, one of whom shall be designated as Chairman.

          The Compensation Committee shall, upon recommendation of the Chairman of the Board, fix the salaries and other compensation, if any, of all employees of the Company, except the Chairman of the Board, Vice Chairman of the Board, President and any other officer the Board of Directors may designate, whose salaries are at a rate at or above a level determined from time to time by the Board of Directors. The Committee shall report at the next meeting of the Board of Directors any action it has taken pursuant to this authority.

The Board of Directors shall, upon recommendation of the Compensation Committee, fix the salary of the Chairman of the Board, Vice Chairman of the Board and any President. The Committee shall also recommend to the Board of Directors the fees to be paid to members of the Board of Directors. The salaries of all other employees and agents

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of the Company shall be fixed in accordance with procedures adopted from time to time by the Management Committee. The Chairman of the Board shall periodically report to the Compensation Committee, in such manner and in such scope as the Committee shall direct, the salaries so fixed.

The Compensation Committee shall meet on call of its Chairman. An officer of the Company designated by the Chairman shall act as Secretary and minutes of its proceedings shall be kept in minute books provided for that purpose.

SECTION 6. CORPORATE PERFORMANCE REVIEW COMMITTEE. The Board of Directors shall annually elect from such of its members who are not officers of the Company a Corporate Performance Review Committee consisting of two or more persons, one of whom shall be designated as Chairman.

The Corporate Performance Review Committee will monitor and make recommendations for improving the overall performance of the Company. At the policy level, the committee will determine the adequacy of and support the Company's emphasis on continuous improvement and will endeavor to increase the knowledge and understanding by the full Board of Directors of continuous improvement opportunities internally and external factors which influence company performance and operations.

The Corporate Performance Review Committee shall meet on call of its Chairman. An officer of the Company designated by the Chairman shall act as Secretary, and minutes of its proceedings shall be kept in minute books provided for that purpose.

SECTION 7. QUORUM AND MANNER OF ACTING OF COMMITTEES. A majority of the members of a committee of the Board of Directors shall be necessary to constitute a quorum and the affirmative vote of the majority of the members present at a meeting at which a quorum is present shall be necessary to constitute action by the committee. A committee may also act by the written consent of all members thereof although not convened in a meeting provided that such written consent is filed with the minute books of the committee.


                                   ARTICLE VI

                                    OFFICERS

SECTION 1. OFFICERS OF THE COMPANY. The officers of the Company shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect.

SECTION 2. ELECTION AND TERM. The officers of the Company shall be elected by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall supervise and manage all of the business and affairs of the Company. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors; and in general he shall perform all duties incident to being the chief executive officer of the Company and such other duties as may be prescribed by the Board of Directors.

SECTION 5. PRESIDENT. In the absence of the Chairman of the Board, or in the event of his death or inability to act, the President shall perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The President shall perform such other duties as may be assigned to him by the Chairman of the Board or by the Board of Directors.

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SECTION 6. VICE  PRESIDENTS.  In the absence of the President or in the event of his death or inability to act, the Vice President designated by the Chairman of the Board, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, one or more of whom may be designated as Executive Vice President or Senior Vice President, shall perform such duties as may be assigned to them by the Chairman of the Board or by the Board of Directors.

SECTION 7. SECRETARY. The Secretary shall keep the minutes of the meetings of shareholders and of the Board of Directors in one or more minute books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the corporate records and of the seal of the Company and in general perform all duties incident to the office of Secretary and such other duties as may be assigned to him by the Chairman of the Board or by the Board of Directors.

SECTION 8. ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of his death or inability to act, the Assistant Secretaries in the order of their length of service as such, unless otherwise determined by the Chairman of the Board or by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary or by the Chairman of the Board.

SECTION 9. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in authorized depositories of the Company and in general perform all of the duties incident to the office of Treasurer and such other duties as may be assigned to him by the Chairman of the Board or by the Board of Directors.

SECTION 10. ASSISTANT TREASURERS. In the absence of the Treasurer or in the event of his death or inability to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Chairman of the Board or by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer or by the Chairman of the Board.




                                   ARTICLE VII

                               CHECKS AND DEPOSITS

SECTION 1. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, issued in the name of the Company, shall be signed by two officers of the Company or in such other manner as shall from time to time be determined by the Board of Directors.

SECTION 2. DEPOSITS. All funds of the Company not otherwise employed shall be deposited to the credit of the Company as the Board of Directors may from time to time determine.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 1. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 2. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

SECTION 3. INDEMNIFICATION. Any person who is or was serving as a director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against a) litigation expenses, including costs, expenses and reasonable attorneys' fees incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of his status as such or his activities in any of the foregoing capacities, b) liability, including payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding, and c) reasonable costs, expenses and attorneys' fees incurred by him in connection with the enforcement of the indemnification rights provided herein. Any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, the indemnification rights provided herein.

Any such litigation expenses shall be paid by the Company in advance of the final disposition of any action, suit or proceeding upon receipt of an unsecured written promise by or on behalf of any such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company against such expenses.

The rights of indemnification provided herein (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of this By-Law) shall inure to the benefit of the estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this By-Law, by contract, resolution or otherwise.

SECTION 4. AMENDMENTS. Except as otherwise provided by law, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                                     * * * *